UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

EQUIFAX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 1 TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 4, 2023

This Supplement No. 1 (this “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Equifax Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 23, 2023, for use at the Company’s 2023 Annual Meeting of Shareholders on May 4, 2023 (the “Annual Meeting”).

The following information is a supplement to the information provided on page 69 of the Proxy Statement under the heading “Award is Performance Oriented and Aligned with Long-Term Shareholder Interests”:

The TSR performance shares component of the performance-oriented equity award (the “Award”) granted to our CEO in July 2022 uses the same performance targets and comparison group used for the TSR performance shares granted under the Company’s 2022 Long-Term Incentive Plan. As noted on page 63 of the Proxy Statement, as well as in the disclosure in the award agreement, the TSR performance shares performance/payout scale for the Award is as follows:

The number of TSR performance shares payable is the target award multiplied by a percentage (from 0% to 200%), calculated by taking an average of the payout percentages achieved for each of the last four quarters of the approximate 3.5 year performance period (the “Performance Period”) based on the Company’s cumulative TSR percentile ranking through the end of each such quarter. Basing the TSR performance share award payout on the average of the payout percentages for each of the last four quarters of the Performance Period counterbalances potential late performance period volatility.

If our Company does not deliver cumulative TSR that ranks at or above the 25th percentile, the value of the TSR performance shares component of the Award will be $0. In addition, in the event our cumulative TSR is negative over the Performance Period, the payout for this component is capped at 100% of the target shares, irrespective of our TSR percentile rank versus peers.

TSR Performance Share Payout Table

TSR Percentile Rank Relative to S&P 500	Percentage of Performance Shares Payable(1)
75th or greater	200%
62.5th	150%
50th	100%
25th	50%
Less than 25th	0%

(1)

Payout of TSR performance shares will be capped at 100% (Target), if the Company’s average cumulative TSR percentile rank for the last four quarters of the Performance Period is equal to or greater than 50th percentile, but the Company’s cumulative TSR for the Performance Period is negative.

For further information regarding the Award structure and rationale, please see section “Performance-Oriented Equity Award to our CEO” beginning at page 66 of the Proxy Statement.

This Supplement is being filed with the SEC and is being made available to stockholders on April 26, 2023. Only stockholders of record as of the close of business on March 3, 2023 are entitled to receive notice of and to vote at the Annual Meeting.

This Supplement should be read in conjunction with the Proxy Statement. Except as described in this Supplement, all information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. Defined terms used but not defined in this Supplement have the meanings set forth in the Proxy Statement.